                                                                     EXHIBIT 5.1

   [Letterhead of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.]


                                 April 8, 2002

US Unwired Inc.
901 Lakeshore Drive
Lake Charles, LA  70601

     Re:  Form S-8 Registration Statement of US Unwired Inc.

Ladies and Gentlemen:

     We have acted as counsel to US Unwired Inc., a Louisiana corporation (the "Corporation"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended (the "Securities Act"), 4,261,917 shares (the "Shares") of the Corporation's common stock, $0.01 par value per share, that may be issued pursuant to the IWO Holdings, Inc. Stock Incentive Plan (the "Plan") and pursuant to stock option agreements issued by IWO Holdings, Inc. ("IWO") outside of the Plan (the "Non-Plan Agreements"). The Plan, the options that have been issued under the Plan, and the Non-Plan Agreements were assumed by the Corporation under the terms of an Agreement and Plan of Merger dated as of December 19, 2001 (the "Merger Agreement"), among the Corporation, IWO and others, pursuant to which IWO became an indirect, wholly owned subsidiary of the Corporation on April 1, 2002. This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

     We have examined the Plan, the Non-Plan Agreements, the Second Restated Articles of Incorporation of the Corporation, the Bylaws of the Corporation, the Merger Agreement, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     Our opinion set forth below is limited to the Louisiana Business Corporation Law, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that the Shares covered by the Registration Statement, when issued and delivered in accordance with the Plan and the Non-Plan Agreements after the Corporation's receipt of the consideration for the Shares being issued and delivered, will be duly authorized, validly issued, fully paid and nonassessable.

April 8, 2002
Page 2


     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                    Sincerely,


                                    /s/ Correro Fishman Haygood Phelps
                                        Walmsley & Casteix, L.L.P.